================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement              [ ] Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            JDS UNIPHASE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

    ----------------------------------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    ----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction.

    ----------------------------------------------------------------------------


(5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    ----------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

(3) Filing Party:

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(4) DATE FILED:
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

                              [JDS Uniphase Logo]
                             210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134


October 31, 2000



Dear Stockholder:



     You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of JDS Uniphase Corporation to be held at the offices of the Company's subsidiary, E-TEK Dynamics, Inc., located at 1865 Lundy Avenue, San Jose, California on December 13, 2000, at 10:00 a.m., Pacific Standard Time.



     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.



     It is important that your shares be represented at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET, AS OUTLINED ON THE ENCLOSED PROXY CARD. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.



     In addition to the Annual Meeting in California, we will be hosting a stockholder update in Ottawa, Ontario on Wednesday, January 31, 2001. The meeting will be held in the Congress Hall Room of the Ottawa Congress Centre located at 55 Colonel By Drive on Wednesday, January 31, 2001 from 2:00 p.m. to 4:00 p.m., Eastern Standard Time.



     Please note that your proxy must be voted at the Annual Meeting on December 13, 2000. The meeting in Ottawa on January 31, 2001 is for informational purposes only.



     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our Company. We look forward to seeing you at the Annual Meeting.



                                          Sincerely,



                                          JOZEF STRAUS SIGNATURE


                                          Jozef Straus, Ph.D.


                                          Co-Chairman and


                                          Chief Executive Officer


                                          JDS Uniphase Corporation

                              [JDS Uniphase Logo]

                            JDS UNIPHASE CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 13, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of JDS Uniphase Corporation, a Delaware corporation (the "Company") will be held at the offices of the Company's subsidiary, E-TEK Dynamics, Inc., located at 1865 Lundy Avenue, San Jose, California on December 13, 2000, at 10:00 a.m., Pacific Standard Time, for the following purposes:

     1. To elect three Class II directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.


     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.001 per share, which the Company is authorized to issue from 3,000,000,000 shares to 6,000,000,000 shares.



     3. To approve an amendment to the Company's 1998 Employee Stock Purchase Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder from 20,000,000 shares to 25,000,000 shares.



     4. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending June 30, 2001.



     5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on October 23, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          ANTHONY R. MULLER SIGNATURE
                                          Anthony R. Muller
                                          Secretary

San Jose, California

October 31, 2000

                            JDS UNIPHASE CORPORATION
                             210 BAYPOINTE PARKWAY
                               SAN JOSE, CA 95134
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION


     This Proxy Statement is furnished to stockholders of JDS Uniphase Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on December 13, 2000, at 10:00 a.m., Pacific Standard Time, at the offices of the Company's subsidiary, E-TEK Dynamics, Inc., located at 1865 Lundy Avenue, San Jose, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. All common stock and exchangeable share numbers in this Proxy Statement have been adjusted to reflect the effect of the two-for-one stock splits of the Company's common stock and exchangeable shares of the Company's subsidiary, JDS Uniphase Canada Ltd., which were declared by the Company payable August 3, 1999, December 29, 1999 and March 10, 2000.


SOLICITATION AND VOTING PROCEDURES


     Each stockholder of the Company's common stock, par value $.001 per share ("Common Stock"), is entitled to one vote for each share of Common Stock owned as of the record date and CIBC Mellon Trust Company (the "Trustee"), the holder of the Company's Special Voting Share, is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company ("Exchangeable Shares"), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Special Voting Share are collectively referred to as "Stockholders." Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting.



     A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, the three candidates receiving the greatest number of affirmative votes of the votes attached to shares of Common Stock and the Special Voting Share will be elected, provided a quorum is present and voting. The affirmative vote of a majority of the votes attached to all outstanding shares of Common Stock and the Special Voting Share, voting together as a single class, present in person or represented by proxy at the Annual Meeting shall be required to approve Proposal 2. Proposals 3 and 4 will require the affirmative vote of a majority of the votes attached to shares of Common Stock and the Special Voting Share, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting. Stockholders of record at the close of business on October 23, 2000 are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 787,129,302 shares of Common Stock were issued and outstanding, one share of the Company's Special Voting Stock was issued and outstanding, and 173,155,536 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of Common Stock.



     All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee, will be cast by the Trustee in accordance with those instructions. In the absence of instructions on a properly executed proxy, proxies from holders of Common Stock will be voted FOR Proposals 1, 2, 3 and 4. If a properly executed voting instruction card is not received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an officer of the Company will tabulate votes cast in person at the Annual Meeting.


     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares of Common Stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to Proposal 1 requiring a plurality vote and Proposals 3 and 4 requiring the affirmative vote of a majority of the Common Stock and the Special Voting Share, present and entitled to vote, broker "non-votes" have no effect. However, with respect to Proposal 2 which requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock and the Special Voting Share, broker "non-votes" and shares as to which proxy authority has been withheld have the effect of a vote against Proposal 2. Because abstentions will be included in tabulations of the shares of Common Stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposals 2, 3 and 4.



     This Proxy Statement and the accompanying proxy were first sent by mail to common stockholders, the Trustee for the Special Voting Share and holders of Exchangeable Shares on or about October 31, 2000. The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay CIC a fee not to exceed $12,500 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.


REVOCABILITY OF PROXIES

     A proxy may be revoked by the Stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company prior to the meeting, and a prior proxy is automatically revoked by a Stockholder giving a subsequent proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy. Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The number of directors on the Board is currently fixed at ten. The Company's Amended and Restated Certificate of Incorporation divides the Company's Board of Directors into three classes. The members of each class of directors serve staggered three year terms.


     On May 17, 2000, Kevin N. Kalkhoven resigned as Co-Chairman of the Board, director, and Chief Executive Officer of the Company and will not seek re-election. Effective June 30, 2000, the Board appointed Donald J. Listwin as a director.

     The Board is composed of four Class I directors (Mr. Kaplan, Mr. Listwin, Mr. MacNaughton and Mr. Sinclair), three Class II directors (Mr. Enos, Mr. Guglielmi and Professor Sibbett) and three Class III directors (Mr. Day, Mr. Skrzypczak and Dr. Straus), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders held in 2001, 2000 and 2002, respectively. At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

     At this Annual Meeting, the Stockholders will elect three Class II directors, each to serve a three year term until the 2003 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director's earlier resignation or removal. The Board has no reason to believe that each of the nominees named below will be unable or unwilling to serve as a director if elected.


     Certain information about the Board nominees is furnished below.


CLASS II DIRECTOR NOMINEES

     Mr. Enos became a director of the Company in July 1999 upon the closing of the JDS FITEL Inc. ("JDS FITEL") merger with the Company and was previously a member of the JDS FITEL Board of Directors from 1996 until July 1999. Mr. Enos was the Vice President, Product Line Management, Cable Group and the Vice President, Transmission Network Division of Northern Telecom Limited from 1992 to 1994 and from 1989 to 1992, respectively. Mr. Enos retired from Northern Telecom Limited in 1994.


     Mr. Guglielmi has been a member of the Company's Board since May 1998. Mr. Guglielmi is Executive Vice President of Tellabs, Inc., and served as its Chief Financial Officer from 1988 through April 2000. From 1993 to 1997, he was also President of Tellabs International, Inc. Prior to joining Tellabs, Inc., Mr. Guglielmi was Vice President of Finance and Treasurer of Paradyne Corporation for five years. Mr. Guglielmi serves on several boards of directors, including Tellabs, Inc., Internet Communications Corp. and Digital LightWave, Inc.



     Professor Sibbett has been a member of the Company's Board since February 1995. Since 1994, he has been Director of Research for the School of Physics and Astronomy at the University of St. Andrews, Scotland and from 1985 to 1994 was Head of Department. Professor Sibbett is a Council-member of both the U.K. Engineering and Physical Sciences Research Council ("EPSRC") and the Council of the Central Laboratories of the U.K. Research Councils. He is the Co-Technical Director of the Photonics Innovation Centre at the University of St. Andrews and is also the Director of an EPSRC-funded multi-partner "Ultrafast Photonics Collaboration" (based at the University of St. Andrews) that is targeted on research developments in ultrafast datacomms.


     The three nominees receiving the highest number of affirmative votes of the votes attached to the Common Stock and the Special Voting Share, voting together as a single class, represented and voting on Proposal 1 at the Annual Meeting will be elected Class II directors of the Company, to serve their respective terms or until their successors have been elected and qualified.


                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF

                        EACH OF THE NOMINEES NAMED ABOVE

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers and directors of the Company:


                NAME                   AGE                         POSITION(S)
                ----                   ---                         -----------
Jozef Straus, Ph.D. .................  54    Co-Chairman, Chief Executive Officer
Charles J. Abbe .....................  59    President, Chief Operating Officer
M. Zita Cobb.........................  42    Executive Vice President, Strategy and Business
                                             Development
Anthony R. Muller....................  57    Executive Vice President, Chief Financial Officer and
                                             Secretary
Joseph Ip............................  43    Senior Vice President, Product Strategy
Frederick L. Leonberger, Ph.D. ......  53    Senior Vice President, Chief Technology Officer
Michael C. Phillips..................  50    Senior Vice President, Business Development, and
                                             General Counsel
Bruce D. Day(1)......................  44    Director
Robert E. Enos(2)....................  61    Director
Peter A. Guglielmi(1)(2).............  57    Director
Martin A. Kaplan(2)..................  63    Chairman
Donald J. Listwin....................  41    Director
John A. MacNaughton(2)...............  55    Director
Wilson Sibbett, Ph.D. ...............  52    Director
William J. Sinclair(1)...............  47    Director
Casimir S. Skrzypczak(1).............  59    Director


---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee


     Dr. Straus became, in May 2000, Chief Executive Officer and was previously, since July 1999 when JDS FITEL merged with the Company, Co-Chairman, President and Chief Operating Officer. Dr. Straus resigned as President and Chief Operating Officer of the Company in May 2000 upon the appointment of Mr. Abbe to those positions. Dr. Straus co-founded JDS FITEL in 1981 and served as its Chief Executive Officer and President from September 1993 until July 1999 when JDS FITEL merged with the Company. He served on the JDS FITEL Board of Directors from 1981 and held various positions with JDS FITEL, including Vice President, Sales and Marketing from 1990 to 1993 when he assumed the position of Chief Executive Officer and President. Prior to 1981, Dr. Straus held various research and management positions related to fiber optic technology at Bell-Northern Research Ltd. and Northern Telecom Limited.


     Mr. Abbe became President and Chief Operating Officer in May 2000. From the merger of Optical Coating Laboratory, Inc. ("OCLI") with the Company in February 2000 until May 2000, Mr. Abbe served as Senior Vice President and Senior Operating Officer of the Company. From April 1998 to February 2000, Mr. Abbe served as director, President and Chief Executive Officer of OCLI. Mr. Abbe also served as Vice President and General Manager of OCLI's Santa Rosa Division from April 1996 through April 1998. Prior to joining OCLI, Mr. Abbe held various senior management positions with Raychem Corporation from 1989 to 1996. From 1971 to 1989, Mr. Abbe was employed at McKinsey & Company, Inc., where he last served as senior partner at the San Francisco, California office.

     Ms. Cobb became, in May 2000, Executive Vice President, Strategy and Business Development and was previously, since July 1999 when JDS FITEL merged with the Company, Senior Vice President of Strategy and Integration of the Company. Ms. Cobb was a director of JDS FITEL as well as its Chief Financial Officer since February 1996. Ms. Cobb held various positions at JDS FITEL since joining JDS FITEL as Controller in 1989. Prior to joining JDS FITEL, Ms. Cobb held various finance-related positions with Fleet Technology Ltd., Arctec, Inc., Shell Canada Resources Ltd. and Texaco Canada Resources Ltd.

     Mr. Muller became, in May 2000 an Executive Vice President. Mr. Muller continues to serve, since his appointment in January 1998, as Chief Financial Officer and Secretary of the Company. Mr. Muller also served as Senior Vice President, from January 1998 to his appointment as Executive Vice President in May 2000. From September 1984 to January 1998, when he joined the Company, Mr. Muller was a member of the Board of Directors. From September 1996 to January 1998, he was Senior Vice President and Chief Financial Officer of Micro Focus Group Plc, a supplier of software tools. From November 1990 to September 1996, Mr. Muller served as Senior Vice President of Operations and Administration and Chief Financial Officer of Centigram Communications Corporation, a supplier of telecommunications systems.

     Mr. Ip became Senior Vice President of Product Strategy in July 1999 upon the closing the JDS FITEL merger with the Company. Mr. Ip joined JDS FITEL in 1990 and since that time held various research, development and product line management roles. Most recently he held the position of Senior Vice President at Optical Networking Products and Technologies. Prior to 1990, Mr. Ip held various research and development positions related to fiber optic technology at Bell-Northern Research Ltd. and Northern Telecom Limited.

     Dr. Leonberger has been Chief Technology Officer of the Company since April 1997 and is a Senior Vice President. He was co-founder and general manager of Uniphase Telecommunications Products, Inc. ("UTP") and joined the Company upon its acquisition of UTP in May 1995. Dr. Leonberger has been active in the optoelectronics field for over 20 years and has held a variety of staff and management positions at MIT Lincoln Laboratory, United Technologies Research Center, UTP and the Company.

     Mr. Phillips joined the Company as Senior Vice President, Business Development and General Counsel in August 1998. Mr. Phillips was a partner at Morrison & Foerster LLP, which serves as the Company's outside counsel, from 1988 until he joined the Company.


     Mr. Day became a member of the Company's Board in July 1999 upon the closing of the JDS FITEL merger with the Company and was a member of the JDS FITEL Board of Directors since 1996. Since 1991, Mr. Day has been the Vice President, Corporate Development of Rogers Communications Inc. and is principally involved in mergers, acquisitions, divestitures and taxation for Rogers Communications Inc. and its subsidiaries.


     Mr. Enos became a director of the Company in July 1999 upon the closing of the JDS FITEL merger with the Company and was previously a member of the JDS FITEL Board of Directors from 1996 until July 1999. Mr. Enos was the Vice President, Product Line Management, Cable Group and the Vice President, Transmission Network Division of Northern Telecom Limited from 1992 to 1994 and from 1989 to 1992, respectively. Mr. Enos retired from Northern Telecom Limited in 1994.


     Mr. Guglielmi has been a member of the Company's Board since May 1998. Mr. Guglielmi is Executive Vice President of Tellabs, Inc., and served as its Chief Financial Officer from 1988 through April 2000. From 1993 to 1997, he was also President of Tellabs International, Inc. Prior to joining Tellabs Inc., Mr. Guglielmi was Vice President of Finance and Treasurer of Paradyne Corporation for five years. Mr. Guglielmi serves on several boards of directors, including Tellabs, Inc., Internet Communications Corp. and Digital LightWave, Inc.



     Mr. Kaplan has been a member of the Company's Board since November 1997. In May 2000, Mr. Kaplan was appointed as Chairman of the Board. Mr. Kaplan is Executive Vice President of Pacific Telesis and is responsible for coordinating integration plans following the merger of SBC Communications, Inc. and Pacific Telesis Group. From 1995 to 1997, Mr. Kaplan was Executive Vice President of Pacific Bell and President of the Network Services Group. From 1993 to 1995, he was Chief Technology, Quality and Re-Engineering Officer for Pacific Bell. Mr. Kaplan also is a director of Conductus.


     Mr. Listwin became a director of the Company in June 2000 upon the closing of the merger of E-TEK Dynamics, Inc. with the Company. Mr. Listwin is presently President and Chief Executive Officer of Phone.com and has served in that position since September 2000. Mr. Listwin was an Executive Vice President at Cisco Systems, Inc. ("Cisco"), from 1998 to September 2000. From 1996 to 1998, Mr. Listwin was the Senior Vice President of Cisco's service provider line of business. Mr. Listwin was Vice President of Cisco's market development from 1993 to 1996, Director of Marketing from 1991 to 1993, and Product Marketing Manager from September 1990 to 1991. Mr. Listwin also serves as a director of TIBCO Software Inc. and Software.com.

     Mr. MacNaughton joined the Company's Board in July 1999 upon the closing of the JDS FITEL merger with the Company. Mr. MacNaughton has been President and Chief Executive Officer of the Canada Pension Plan Investment Board from September 1999 to the present. Mr. MacNaughton was President of Leapfrog Capital Corporation from April 1999 to August 1999. Mr. MacNaughton was President of Nesbitt Burns Inc. and a predecessor company from September 1994 until his retirement on March 31, 1999. From December 1990 to September 1994, when it was acquired by a subsidiary of Bank of Montreal and merged with Nesbitt Thomson Inc., he was President and Chief Executive Officer of Burns Fry Limited. Nesbitt Burns Inc. lead managed the initial public offering of JDS FITEL in March 1996.



     Professor Sibbett has been a member of the Company's Board since February 1995. Since 1994, he has been Director of Research for the School of Physics and Astronomy at the University of St. Andrews, Scotland and from 1985 to 1994 was Head of Department. Professor Sibbett is a Council-member of both the U.K. Engineering and Physical Sciences Research Council ("EPSRC") and the Council of the Central Laboratories of the U.K. Research Councils. He is the Co-Technical Director of the Photonics Innovation Centre at the University of St. Andrews and is also the Director of an EPSRC-funded multi-partner "Ultrafast Photonics Collaboration" (based at the University of St. Andrews) that is targeted on research developments in ultrafast datacomms.


     Mr. Sinclair became a director of the Company in July 1999 upon the closing of the JDS FITEL merger with the Company. Mr. Sinclair co-founded JDS FITEL in 1981, was President of JDS FITEL from 1982 until 1993 and served as a director of JDS FITEL from 1981 until the closing of the JDS FITEL merger with the Company in July 1999. He is currently Director, Research and Development, of Fluorosense Inc. and has held this position since 1995. Mr. Sinclair was an independent consultant in the area of optics from 1993 to 1995. Prior to 1981, Mr. Sinclair was a member of the Technical Staff at Bell-Northern Research Ltd. specializing in fiber optic technology.


     Mr. Skrzypczak has been a member of the Company's Board since July 1997. Since October 1999, Mr. Skrzypczak has been Senior Vice President at Cisco Systems, Inc. Mr. Skrzypczak served as a Group President at Telcordia Technologies from July 1997 to October 1999. He was Corporate Vice President and Group President of Professional Services of Bellcore until March 1997. Earlier, Mr. Skrzypczak was President, NYNEX Science & Technology and Vice President, Network & Technology Planning for NYNEX. Mr. Skrzypczak has served as a trustee of Polytechnic University since 1987 and is chairman of its Education Committee. Mr. Skrzypczak also serves as a director of Stanford Microdevices Inc.


RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     During fiscal 2000, the Board met 13 times. No director attended fewer than 75% of all the fiscal 2000 meetings of the Board and its committees on which he or she served after becoming a member of the Board.


     The Board has two committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.


     The Audit Committee, which met 9 times in fiscal 2000, consists of Bruce D. Day, who serves as chairman, Peter A. Guglielmi, William J. Sinclair, and Casimir S. Skrzypczak. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for reviewing (i) the scope of the independent auditors' annual audit and their compensation, (ii) the general policies and procedures of the Company with respect to accounting and financial controls and (iii) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures.



     The Board adopted and approved a charter for the Audit Committee in December, 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     The Compensation Committee, which met 8 times in fiscal 2000, consists of Peter A. Guglielmi, who serves as chairman, Robert E. Enos, Martin A. Kaplan, and John A. MacNaughton. The Compensation Committee's functions are to establish and apply the Company's compensation policies with respect to its executive officers and administer the Company's 1984 Amended and Restated Stock Plan, Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Nonqualified Stock Option Plan, 1993 and 1998 Employee Stock Purchase Plans, Uniphase Telecommunications, Inc. 1995 Flexible Stock Incentive Plan, 1999 Canadian Employee Stock Purchase Plan, JDS FITEL 1994 and 1996 Stock Option Plans, Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, 1997 Employee Stock Option Plan, and 1997 Nonqualified Stock Option Plan, EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan, Optical Coating Laboratory, Inc. 1993, 1995, 1998 and 1999 Incentive Compensation Plans, 1999 Director Stock Plan and 1999 Employee Stock Purchase Plan, Cronos Integrated Microsystems, Inc. 1999 Stock Plan, E-TEK Dynamics, Inc. 1997 Executive Equity Incentive Plan, 1997 Equity Incentive Plan, 1998 Director Option Plan and 1998 Stock Plan.


COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any compensation for their services as directors. Directors who are not employees of the Company receive a $1,500 fee for attendance at each Board meeting and a $500 fee for attendance at committee meetings held on a separate day. All directors will be reimbursed for expenses incurred in connection with attending Board and committee meetings.

     The Company's Amended and Restated 1993 Flexible Stock Incentive Plan (the "1993 Plan") also provides for automatic grants of nonqualified stock options to non-employee directors ("Outside Directors"). Under the 1993 Plan, each Outside Director who first joins the Board after the effective date of the 1993 Plan automatically will receive at that time an option to purchase 40,000 shares of Common Stock. In addition, immediately after each Annual Meeting of Stockholders, each individual who is at that time continuing to serve as an Outside Director automatically will be granted an option to purchase 10,000 additional shares of Common Stock, whether or not such Outside Director stood for re-election at such annual meeting, provided that each such individual has served as an Outside Director for at least nine months. All such options granted prior to September 1996 to Outside Directors have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and vest at the rate of 25% of the shares subject to the option at the end of the first year and as to approximately 6.25% of the shares subject to the option each quarter (three-month period) for twelve quarters thereafter, and terminate 5 years from the date of grant. All such options granted subsequent to September 1996 to Outside Directors will have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and vest monthly on a straight-line basis over a three-year period for the initial 40,000 shares received on joining the Board of Directors and over twelve months for the subsequent grants of 10,000 shares, and terminate 8 years from the date of grant.

CERTAIN TRANSACTIONS


     In fiscal 2000, Mr. Sinclair, Mr. Day, Mr. Enos, and Mr. MacNaughton were each granted options to purchase 40,000 (split to 320,000) shares of Common Stock at a price of $20.985 (post split) per share and Mr. Kaplan, Professor Sibbett, Mr. Guglielmi, and Mr. Skrzypczak were each granted options to purchase 10,000 (split to 40,000) shares of Common Stock at a price of $57.1563 (post split) per share. Mr. Kaplan was also awarded options in May 2000 to purchase 10,000 shares of Common Stock at a price of $92.50 per share and in July 2000 to purchase 10,000 shares of Common Stock at a price of $95.6875 per share.


     The options granted in fiscal 2000 to each of the Named Executive Officers named in the Summary Compensation Table are indicated in the Long-Term Compensation Awards column.

     The Company and Dr. Straus, Ms. Cobb, Mr. Muller, Mr. Phillips and Mr. Pettit have entered into employment agreements as more fully described under "Employment Agreements".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     No interlocking relationship exists between any member of the Company's Board or Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information known to the Company with respect to the beneficial ownership as of October 16, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock (including on exchange of Exchangeable Shares), (ii) each director and nominee, (iii) the Named Executive Officers (defined below), and (iv) all current directors and executive officers as a group.



     As of October 16, 2000, 786,649,432 shares of the Company's Common Stock were outstanding, and as of the same date, 173,331,420 Exchangeable Shares were outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (the "Commission") governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.



                                                                  NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
                            NAME                                NUMBER       PERCENTAGE
                            ----                              -----------    ----------
5% STOCKHOLDERS
FEJ Holding Inc.(1).........................................  106,528,080       11.1%
  c/o The Furukawa Electric Co. Ltd
  61 Marunouchi 2-Chome
  Chinyoclarku, Tokyo 100-8322
  Japan
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Kevin N. Kalkhoven(2).......................................    5,193,864          *
William J. Sinclair(3)......................................    3,621,682          *
Jozef Straus, Ph.D.(4)......................................    2,268,109          *
Anthony R. Muller(5)........................................    1,476,265
M. Zita Cobb(6).............................................    1,112,523          *
Dan E. Pettit(7)............................................      960,693          *
Michael C. Phillips(8)......................................      487,792          *
Bruce D. Day(9).............................................      402,543          *
Casmir S. Skrzypczak(10)....................................      344,666          *
Robert E. Enos(11)..........................................      343,015          *
Martin A. Kaplan(12)........................................      309,403          *
Wilson Sibbett, Ph.D(13)....................................      236,666          *
Peter A. Guglielmi(14)......................................      209,110          *
John A. MacNaughton(15).....................................      136,111          *
Donald J. Listwin(16).......................................      110,000          *
All directors and executive officers as a group (19
  persons)(17)..............................................   20,119,631        2.1%


---------------
  *  Less than 1%


 (1) Includes 106,407,080 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.

 (2) Includes 4,527,836 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000 .



 (3) Includes 262,135 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000, 3,287,499 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd., and 122,048 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd. which are held by the Joyce Sinclair Spousal Trust.



 (4) Includes 2,267,922 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



 (5) Includes 758,004 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



 (6) Includes 1,111,518 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



 (7) Includes 805,739 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000 and 75,920 shares held by Kelly A. Pettit, Mr. Pettit's spouse.



 (8) Includes 480,000 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



 (9) Includes 390,343 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000 and 12,200 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



(10) Includes 8,000 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



(11) Includes 330,815 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000 and 12,200 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



(12) Includes 309,403 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



(13) Includes 236,666 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



(14) Includes 193,110 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



(15) Includes 106,111 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000 and 16,272 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



(16) Includes 110,000 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000.



(17) Includes 14,924,740 shares subject to stock options currently exercisable or exercisable within 60 days of October 16, 2000, and 3,450,219 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.


                             AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended June 30, 2000, which include the consolidated balance sheets of the Company as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

     The audit committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

     The audit committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The audit committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

CONCLUSION

     Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

                                          SUBMITTED BY THE AUDIT COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          Bruce D. Day
                                          Peter A. Guglielmi
                                          William J. Sinclair
                                          Casimir S. Skrzypczak

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the 1984 Amended and Restated Stock Plan, Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Nonqualified Stock Option Plan, 1993 and 1998 Employee Stock Purchase Plans, Uniphase Telecommunications, Inc. 1995 Flexible Stock Incentive Plan, 1999 Canadian Employee Stock Purchase Plan, JDS FITEL 1994 and 1996 Stock Option Plans, Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, 1997 Employee Stock Option Plan, and 1997 Nonqualified Stock Option Plan, EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan, Optical Coating Laboratory, Inc. 1993, 1995, 1998 and 1999 Incentive Compensation Plans, 1999 Director Stock Plan and 1999 Employee Stock Purchase Plan, Cronos Integrated Microsystems, Inc. 1999 Stock Plan, E-TEK Dynamics, Inc. 1997 Executive Equity Incentive Plan, 1997 Equity Incentive Plan, 1998 Director Option Plan and 1998 Stock Plan under which grants may be made to executive officers and other key employees.

     The fundamental policy of the Compensation Committee is to provide the Company's chief executive officer and executive vice presidents with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, the compensation package for the chief executive officer and executive vice presidents is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of his or her total compensation be dependent upon Company performance and stock price appreciation rather than base salary.


     In April 2000, the Company, on behalf of the Compensation Committee, engaged an outside consultant, Hewitt Associates LLC, to assist the Company to, among other things, establish appropriate compensation packages for its executive officers. Hewitt Associates LLC provided comparative compensation data from companies in the same or similar industries to assist the Compensation Committee in establishing appropriate compensation for such officers. In addition, several of the more important factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.


     Base Salary. The base salary for each officer is determined on the basis of the following factors: experience, personal performance, the average salary levels in effect for comparable positions within and without the industry and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In selecting comparable companies for the purposes of maintaining competitive compensation, the Compensation Committee considers many factors including geographic location, growth rate, annual revenue and profitabil-ity, and market capitalization. The Compensation Committee also considers companies outside the industry which may compete with the Company in recruiting executive talent.

     Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance goals established for each fiscal year. For fiscal 2000, bonuses were earned on the basis of the following factors: (i) the Company's consolidated operating profit performance net of certain non-recurring adjustments, relative to the target established by the Compensation Committee, and (ii) the revenue and operating profit performance of the respective division or subsidiary relative to the targets established by the Compensation Committee. A portion of the Company's earnings for the 2000 fiscal year was accordingly set aside for distribution under the bonus pool, and the chief executive officer and each executive vice president was awarded a share of that pool on the basis of the respective responsibilities assigned to him or her and his or her relative position in the Company. The actual bonus paid for the 2000 fiscal year to each of the Named Executive Officers is indicated in the Bonus column of the Summary Compensation Table.

     Deferred Compensation Plan. The Company maintains a deferred compensation plan, pursuant to which certain members of management (including the executive officers) may elect to defer a portion of his or her annual compensation. The participants' funds are invested among various funds designated by the plan administrator and currently may not be invested in the Company's Common Stock or other Company securities. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant's beneficiary in a lump sum or in annual installments over a period of three, five, ten or 15 years.

     Long-Term Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to eight years). Options granted become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the four-year vesting period, and then only if the market price of the underlying shares of Common Stock appreciates over the option term. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the average size of comparable awards made to executive officers in similar positions within the industry, the executive officer's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. The actual options granted in fiscal 2000 to each of the current executive officers named in the Summary Compensation Table is indicated in the Long-Term Compensation Awards column.


     Compensation of the Chief Executive Officers. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Kalkhoven's base salary for fiscal 2000 was $388,462. Mr. Kalkhoven resigned as Co-Chairman and Chief Executive Officer on May 17, 2000. Dr. Straus was appointed as Chief Executive Officer in May 2000. Dr. Straus's base salary for fiscal 2000 was $326,076 ($U.S.). Mr. Kalkhoven's base salary, and subsequently Dr. Straus's salary, were established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Kalkhoven's base salary, and subsequently Dr. Straus's base salary, were at the approximate median of the base salary range for presidents/chief executive officers of comparative companies. Based on the Compensation Committee's criteria described above, in fiscal 2000 Mr. Kalkhoven was awarded a bonus of $349,616 as well as options to purchase 3,200,000 shares of Common Stock and Dr. Straus was awarded a bonus of $278,208 ($U.S.) as well as options to purchase 9,613,328 shares of Common Stock.


     The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the cash compensation to be paid to the Company's executive officers for fiscal 2001 will exceed the $1 million limit per officer. The Company's Amended and Restated 1993 Flexible Stock Incentive Plan (the "1993 Plan") is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1993 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.


                                          Compensation Committee

                                          Robert E. Enos
                                          Peter A. Guglielmi
                                          Martin A. Kaplan
                                          John MacNaughton

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid during the last three fiscal years to (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, and (ii) the four other most highly compensated executive officers of the Company (the "Named Executive Officers"):


                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                           ANNUAL COMPENSATION            ------------
                                                    ----------------------------------     SECURITIES
                                         FISCAL                          BONUS AND         UNDERLYING
      NAME AND PRINCIPAL POSITION        YEAR(1)    SALARY($)(2)      COMMISSION($)(3)     OPTIONS(#)
      ---------------------------        -------    ------------      ----------------     ----------
Kevin N. Kalkhoven(4)..................   2000       $ 388,462           $ 349,616         3,200,000
  Former Co-Chairman and Chief            1999         293,283             177,615           960,000
  Executive Officer                       1998         274,835             177,615         2,560,000
Jozef Straus, Ph.D.(5).................   2000         326,076(U.S.)       278,208(U.S.)   9,613,328
  Co-Chairman and Chief Executive                     (480,000CDN)        (409,536CDN)
     Officer
M. Zita Cobb(6)........................   2000         254,747(U.S.)       142,161(U.S.)   4,671,112
  Executive Vice President, Strategy                  (375,000CDN)        (209,269CDN)
  and Business Development
Anthony R. Muller......................   2000         248,462             139,500         1,200,000
  Executive Vice President, Chief         1999         213,321              30,315           400,000
     Financial
  Officer and Secretary                   1998          87,115             102,779         1,600,000
Michael C. Phillips(7).................   2000         257,371             123,538           800,000
  Senior Vice President, Business         1999         142,163              44,525         1,600,000
  Development, and General Counsel
Dan E. Pettit(8).......................   2000         248,462             134,169           800,000
  Senior Vice President and               1999         249,379              63,156           400,000
  President, Semiconductor Group          1998         181,430              63,156         1,520,000


---------------
(1) Compensation reported for fiscal years ending June 30, 1998, June 30, 1999 and June 30, 2000.


(2) The compensation information for Dr. Straus and Ms. Cobb has been converted from Canadian dollars to U.S. dollars based upon an average foreign exchange rate which was CDN$1.47205 = U.S.$1.00. This currency conversion causes Dr. Straus's and Ms. Cobb's reported salary to fluctuate from year-to-year because of the conversion of Canadian dollars to U.S. dollars.


(3) Includes bonus amounts in the year earned, rather than in the year in which such bonus amount was paid or is to be paid.

(4) Mr. Kalkhoven resigned as Co-Chairman and Chief Executive Officer on May 17, 2000.

(5) Dr. Straus joined the Company on June 30, 1999 upon the closing of the merger of JDS FITEL with the Company.

(6) Ms. Cobb joined the Company on June 30, 1999 upon the closing of the merger of JDS FITEL with the Company.

(7) Mr. Phillips joined the Company in August 1998.


(8) Mr. Pettit retired from his position as Senior Vice President and President, Semiconductor Group in September 2000.


EMPLOYMENT AGREEMENTS


     The Company and Dr. Jozef Straus are parties to a retention agreement dated July 6, 1999 (the "Straus Agreement"). The term of the Straus Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Straus Agreement. Dr. Straus's annual base salary, effective May 1, 2000 under the Straus Agreement is $500,000 ($U.S.), subject to adjustment from time to time by the Company. In addition, Dr. Straus is eligible to earn an annual bonus in an amount up to 100% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. The Straus Agreement also provides for payment of severance in the amount of three years salary plus a bonus based upon previous achievement of objectives determined by the Company from time to time. The Straus Agreement also provides for payment of severance in the amount of three years salary plus a bonus based upon previous bonuses paid to Dr. Straus in the event the Straus Agreement is terminated by the Company as a result of the death or disability of Dr. Straus or by Dr. Straus for certain reasons. The Company and Dr. Straus have also entered into an agreement regarding change of control dated July 6, 1999 providing for the acceleration of vesting of Dr. Straus's options in the event of a change of control of the Company.


     The Company and M. Zita Cobb are parties to a retention agreement dated July 6, 1999 (the "Cobb Agreement"). The term of the Cobb Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Cobb Agreement. Ms. Cobb's annual base salary, effective May 1, 2000 under the Cobb Agreement is $300,000 ($U.S.), subject to adjustment from time to time by the Company. In addition, Ms. Cobb is eligible to earn an annual bonus in an amount up to 60% of her annual base salary, based upon achievement of objectives determined by the Company from time to time. The Cobb Agreement also provides for payment of severance in the amount of three years salary plus a bonus based upon previous bonuses paid to Ms. Cobb in the event the Cobb Agreement is terminated by the Company as a result of the death or disability of Ms. Cobb or by Ms. Cobb for certain reasons. The Company and Ms. Cobb have also entered into an agreement regarding change of control dated July 6, 1999 providing for the acceleration of vesting of Ms. Cobb's options in the event of a change of control of the Company.

     The Company and Anthony R. Muller are parties to an employment agreement dated September 29, 1999 (the "Muller Agreement"). The term of the Muller Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Muller Agreement. Mr. Muller's annual base salary, effective May 1, 2000, under the Muller Agreement is $300,000, subject to adjustment from time to time by the Company. In addition, Mr. Muller is eligible to earn an annual bonus in an amount up to 60% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. The Muller Agreement also provides for payment of severance in the amount of three years salary plus a bonus based upon previous bonuses paid to Mr. Muller in the event the Muller Agreement is terminated by the Company as a result of the death or disability of Mr. Muller or by Mr. Muller for certain reasons. The Company and Mr. Muller have also entered into an agreement regarding change of control dated March 4, 1998 providing for the acceleration of vesting of Mr. Muller's options in the event of a change of control of the Company.


     The Company and Michael C. Phillips are parties to an employment agreement dated September 29, 1999 (the "Phillips Agreement"). The term of the Phillips Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Phillips Agreement. Mr. Phillips's annual base salary, effective July 1, 2000, under the Phillips Agreement is $260,000, subject to adjustment from time to time by the Company. In addition, Mr. Phillips is eligible to earn an annual bonus in an amount up to 45% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. The Phillips Agreement also provides for payment of severance in the amount of two years salary plus a bonus based upon previous bonuses paid to Mr. Phillips in the event the Phillips Agreement is terminated by the Company as a result of the death or disability of Mr. Phillips or by Mr. Phillips for certain reasons. The Company and Mr. Phillips have also entered into an agreement regarding change of control dated August 3, 1998 providing for the acceleration of vesting of Mr. Phillips's options in the event of a change of control of the Company.


     The Company and Dan E. Pettit are parties to an employment agreement dated September 29, 1999 (the "Pettit Agreement"). The term of the Pettit Agreement expires on July 6, 2004, unless sooner terminated pursuant to the terms of the Pettit Agreement. Mr. Pettit's annual base salary under the Pettit Agreement is $260,000, subject to adjustment from time to time by the Company. In addition, Mr. Pettit is eligible to earn an annual bonus based upon achievement of objectives determined by the Company from time to time. The Pettit Agreement also provides for payment of severance in the amount of three years salary plus a bonus based upon previous bonuses paid to Mr. Pettit in the event the Pettit Agreement is terminated by the Company as a result of the death or disability of Mr. Pettit or by Mr. Pettit for certain reasons. The Pettit Agreement was amended by letter agreement dated August 29, 2000 providing for the reduction of Mr. Pettit's employment with the Company to a half-time basis, with a corresponding reduction in salary, pending Mr. Pettit's eventual retirement in January 2001. For the fiscal year 2001, Mr. Pettit is not eligible to receive a bonus.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table set forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2000:

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------      POTENTIAL REALIZABLE
                                           % OF TOTAL                               VALUE AT ASSUMED ANNUAL
                             NUMBER OF      OPTIONS                                   RATE OF STOCK PRICE
                             SECURITIES    GRANTED TO                               APPRECIATION FOR OPTION
                             UNDERLYING   EMPLOYEES IN   EXERCISE                           TERM(4)
                              OPTIONS        FISCAL      PRICE PER   EXPIRATION   ---------------------------
           NAME              GRANTED(1)     YEAR(2)      SHARE(3)       DATE           5%            10%
           ----              ----------   ------------   ---------   ----------   ------------   ------------
Kevin N. Kalkhoven.........  3,200,000        4.76%       $20.986      7/5/07     $ 35,607,981   $ 81,938,889
Jozef Straus, Ph.D. .......  9,613,328       14.31%       $20.985      7/5/07      106,972,251    246,157,942
M. Zita Cobb...............  4,671,112        6.95%       $20.985      7/5/07       51,977,771    119,608,040
Anthony R. Muller..........  1,200,000        1.79%       $20.985      7/5/07       13,352,993     30,727,083
Michael C. Phillips........    800,000        1.19%       $20.985      7/5/07        8,901,995     20,484,722
Dan E. Pettit..............    800,000        1.19%       $20.985      7/5/07        8,901,995     20,484,722

---------------
(1) Except in the event of a change in control of the Company, options granted become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date.

(2) Based on a total of 67,190,511 options granted to employees of the Company in fiscal 2000, including the Named Executive Officers.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(4) The potential realizable is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ending June 30, 2000, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of June 30, 2000, and the value of "in-the-money" stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on June 30, 2000.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                              OPTIONS AT               IN-THE-MONEY OPTIONS AT
                         SHARES                            JUNE 30, 2000(#)              JUNE 30, 2000($)(2)
                       ACQUIRED ON       VALUE        ---------------------------   -----------------------------
        NAME            EXERCISE     REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----           -----------   --------------   -----------   -------------   ------------   --------------
Kevin N. Kalkhoven...   2,407,184     $106,171,030     6,640,336      4,760,000     $782,568,954   $  495,448,100
Jozef Straus,
  Ph.D. .............   1,079,644       24,915,989       508,044     10,828,752       53,856,603    1,076,269,702
M. Zita Cobb.........     800,368       18,301,182       218,120      5,088,128       23,627,676      505,175,428
Anthony R. Muller....     627,062       16,993,525       447,938      2,125,000       51,239,188      224,785,375
Michael C.
  Phillips...........     520,000       12,328,900       180,000      1,700,000       20,483,100      181,527,500
Dan E. Pettit........   2,080,000      121,256,988     1,096,342      1,677,674      127,878,114      179,512,053

---------------
(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.

(2) The value of "in-the-money" stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares on June 30, 2000, which was $119.875.

STOCK PERFORMANCE GRAPH


     The following graph sets forth the Company's total cumulative stockholder return as compared to Nasdaq Market Index, S&P 500 Index, the peer group chosen by the Company for fiscal 1999 (the "Peer Group"), and the Nasdaq Telecommunications Index. The Peer Group is comprised of the following companies: Ciena Corporation, Corning, Inc., E-TEK Dynamics, Inc.(1), Harmonic, Inc., Lucent Technologies, Inc., Nortel Networks Corp., Ortel Corporation(2) and SDL, Inc.(3) Due to the Company's continued emphasis on products for telecommunication markets and the fact that many of the companies in the Company's Peer Group have or will be merged out of existence, the Company has changed its industry index to represent more accurately the markets in which it sells its products. Accordingly, for fiscal 2000, the Peer Group is being replaced with the Nasdaq Telecommunications Index.



     The total stockholder return assumes $100 invested at the beginning of the period in (a) Common Stock of the Company, (b) the Nasdaq Market Index, (c) S&P 500 Index, (d) the Nasdaq Telecommunications Index, and (e) the Peer Group of companies that, like the Company, (i) are publicly-traded and (ii) are manufacturers of either laser or fiber optic components, modules and other products for telecommunications applications. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future price performance.



     The Company has included the S&P 500 Index in the following graph as a result of its inclusion in the Standard & Poor's 500 Stock Index in July, 2000. The S&P 500 Index will replace the Nasdaq Market Index as the Company's broad equity index for fiscal 2001.



  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG JDS UNIPHASE CORPORATION, NASDAQ MARKET INDEX, S&P 500 INDEX, NASDAQ TELECOMMUNICATIONS INDEX AND PEER GROUP
                                     INDEX

                              [PERFORMANCE GRAPH]

                                  JDS UNIPHASE                                                NASDAQ MARKET
                                   CORPORATION         PEER GROUP         S&P 500 INDEX           INDEX          NEW PEER GROUP
                                  ------------         ----------         -------------       -------------      --------------
6/30/1995                             100.00              100.00             100.00              100.00              100.00
6/28/1996                             332.16              136.78             126.00              125.88              124.13
6/30/1997                             545.02              239.56             169.73              151.64              135.95
6/30/1998                            1174.61              414.67             220.92              201.01              229.89
6/30/1999                            3106.29              657.33             271.19              281.68              376.98
6/30/2000                           17945.40             1059.82             290.85              423.84              420.00

---------------
(1) E-TEK Dynamics, Inc. became a wholly-owned subsidiary of the Company as a result of its merger with the Company which closed on June 30, 2000.
(2) Ortel Corporation became a wholly-owned subsidiary of Lucent Technologies, Inc. as a result of its merger with Lucent Technologies, Inc. which closed on May 18, 2000.
(3) On July 9, 2000, the Company announced the signing of a definitive agreement to acquire SDL, Inc.


                     ASSUMES $100 INVESTED ON JULY 1, 1995

                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED JUNE 30, 2000

                                   PROPOSAL 2

       AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


     In October 2000, the Board unanimously approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 3,000,000,000 to 6,000,000,000. No increase in the number of authorized shares of Preferred Stock of the Company, currently 1,000,000 shares, is proposed or anticipated.


     If approved by the Stockholders, the amendment will become effective upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The amendment would change paragraph 4.1 of Article 4 of the Company's Amended and Restated Certificate of Incorporation to read in its entirety as follows:

          "4.1. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock.' The total number of shares which the Corporation is authorized to issue is Six Billion One Million (6,001,000,000) shares. Six Billion (6,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). One million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

PURPOSE AND EFFECT OF THE AMENDMENT


     As of October 16, 2000, the Company had approximately 959,980,952 shares of Common Stock outstanding, including shares issuable upon exchange of the Exchangeable Shares, and approximately 174,816,320 shares reserved for future issuance under the Company's stock incentive plans and employee stock plans, of which, currently, approximately 122,241,115 are covered by outstanding options and approximately 52,575,205 million are available for grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 785,164,632 shares remaining available for other purposes.



     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized but unissued shares of Common Stock in order to provide the Company with the flexibility to issue common stock for a variety of corporate purposes the Board may deem advisable without further action by the Company's Stockholders, unless required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition of other companies, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the declaration of future stock splits or distributions, and other bona fide purposes.


     Increasing the number of shares of Common Stock that the Company is authorized to issue would give the Company additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. The Company on previous occasions has declared either a stock split or a stock dividend functionally serving as a stock split. The last such action was a two-for-one stock split of the Common Stock and Exchangeable Shares that was payable March 10, 2000.


     On July 9, 2000, the Company announced the signing of a definitive agreement to acquire SDL, Inc., a Delaware corporation ("SDL"). The agreement provides for the exchange of 3.8 shares of the Company's Common Stock for each outstanding share of SDL common stock. The closing of the transaction is anticipated to occur in the 4th calendar quarter of 2000, subject to certain closing conditions, including the obtaining of required clearances under the Hart-Scott-Rodino Antitrust Improvement Act, other governmental approvals and the consent of SDL stockholders. Following completion of the transaction, SDL will operate as a wholly-owned subsidiary of the Company. The shares of Common Stock to be issued by the Company in connection with this acquisition may include a portion of the shares authorized pursuant to this Proposal. In the event that this Proposal is not approved, the Company anticipates closing the transaction with SDL, subject to the conditions stated above, using shares of Common Stock currently available to the Company.

     The Board believes that if an increase in the authorized number of shares of Common Stock were postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's Stockholders at that time could significantly impair the Company's ability to consummate an acquisition, to meet financing objectives or other objectives or to effect a stock dividend or stock split.



     The Board believes that the proposed increase in authorized Common Stock will make sufficient shares available for use pursuant to the purposes described herein. Other than as specified above and as permitted or required under the Company's employee benefit plans and under outstanding options, warrants and other securities convertible into common stock, the Company's management has no present arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized. No additional action or authorization by the Company's Stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or quotation system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board.



     The additional shares of Common Stock authorized by the proposed amendment would have the same rights and privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under the Company's Amended and Restated Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. In addition, if the Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. Except for certain transactions requiring stockholder approval under the Delaware General Corporation Law, the Board may approve the issuance of authorized shares of common stock at such times, to such persons and for such consideration as it determines without prior approval of or ratification by the Stockholders.


POTENTIAL ANTI-TAKEOVER EFFECT


     In the event Proposal 2 is approved, it could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. This Proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any effort by any person or group to obtain control of the Company.



     Furthermore, many companies, including the Company, have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board as not in the best interest of the Company and the Stockholders. Each outstanding share of Common Stock includes one-eighth of a right to purchase from the Company one unit, equal to one-hundredth of a share of the Company's Series B Preferred Stock, at an purchase price of $600 per unit, subject to adjustment, for each share of Common Stock held by the holder. Each outstanding Exchangeable Share includes one-eighth of a right to purchase from the Company one unit, equal to one-hundredth of an Exchangeable Share, at a purchase price of $600 per unit, subject to adjustment, for each Exchangeable Share held by the holder. The rights are attached to all certificates representing outstanding shares of Common Stock and Exchangeable Shares, and no separate rights certificates have been distributed.


     Although the Company has no present intention to use the additional authorized shares of Common Stock for such purposes, if this Proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.


                              THE BOARD RECOMMENDS

            A VOTE FOR APPROVAL OF PROPOSAL 2 TO AMEND THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   PROPOSAL 3



 APPROVAL OF AN AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
           THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE



     On October 12, 2000, the Board approved an amendment to the Company's 1998 Employee Stock Purchase Plan (the "Plan") to increase the number of shares of the Company's Common Stock available for issuance pursuant to the Plan by 5,000,000 shares, from 20,000,000 shares to 25,000,000 shares, subject to Stockholder approval. The Company is seeking Stockholder approval of the proposal to amend the Plan pursuant to Internal Revenue Service regulations.



     Concurrently with the Board's approval of the Plan, the Company amended its 1999 Canadian Employee Stock Purchase Plan (the "Canadian Plan") on October 12, 2000 to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 1,000,000 shares to 6,000,000 shares. Only Canadian employees are eligible to participate in the Canadian Plan, and the Canadian Plan is not intended to qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. The Canadian Plan is not subject to regulations of the Internal Revenue Code governing amendments and may be amended by the Board without Stockholder approval. Accordingly, the Company is not soliciting Stockholder approval of the amendment to the Canadian Plan.



REASONS FOR THE AMENDMENT



     The Plan is intended to enable the Company and its corporate affiliates to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, and to promote the success of the Company's business. The Company believes that the Plan also increases Stockholder value by further aligning the interests of its employees with the interests of the Company's Stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board believes that the Company's long term success is dependent upon the ability of the Company and its corporate affiliates to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its corporate affiliates.



     As of October 16, 2000, a total of 1,238,157 shares have been purchased by employees under the Plan and 18,761,843 remain available for future issuance. Because the Plan is an important component of the Company's competitive compensation package, the Company believes that the Plan should be amended so that there is a sufficient number of shares available for future purchases.



PLAN BENEFITS



     The benefits to be received pursuant to the Plan by executive officers and employees of the Company and its corporate affiliates are not determinable at this time because such benefits are based upon each individual's determination of whether or not to participate in the Plan and to what extent.



     A general description of the principal terms of the Plan is set forth below. This description is qualified in its entirety by the terms of the Plan.



GENERAL DESCRIPTION



     In 1988 the Board adopted, and in June 1998, the Stockholders approved, the Plan. An aggregate of 1,000,000 shares of the Company's Common Stock were originally reserved for issuance under the Plan and made available for purchase thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. In 1999 the Board approved, and in June 1999, the Stockholders approved an amendment to the Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder from 1,000,000 shares to 2,500,000 shares. In August 1999, December 1999, and March 2000, respectively, the Company completed two-for-one-stock splits of its Common Stock and Exchangeable Shares, in each case effected as a 100% stock dividend, thus increasing the number of shares then reserved for issuance under the Plan to 5,000,000, 10,000,000 and 20,000,000, respectively.

     The purpose of the Plan is to provide employees of the Company and its corporate affiliates who participate in the Plan with an opportunity to purchase shares of the Company's Common Stock through payroll deductions. The Plan, and the right of participants to make purchases thereunder, is intended to qualify as an "Employee Stock Purchase Plan" under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Employees of the Company and its corporate affiliates are eligible to participate in the Plan. Non-employee Directors are not eligible to participate. As of October 16, 2000, the number of executive officers and employees of the Company and its corporate affiliates eligible to participate in the Plan was approximately 10,000 persons.



     The Plan can be administered by the Board or a Committee that the Board appoints. The Plan is presently administered by the Board (the "Plan Administrator"). The Board determines questions of interpretation or application of the Plan and its decisions are final and binding on all participants. No charge for administrative or other costs may be made against the payroll deductions of a participant. Board members receive no additional compensation for their services in administering the Plan.



     Any person who is employed by the Company or any corporate affiliate designated by the Board for more than 20 hours per week and more than five months in a calendar year is eligible to participate in the Plan provided that the employee is employed on the first day of a Purchase Period (as defined below) and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Plan by delivering to the Company a purchase agreement and payroll deduction authorization prior to the commencement of the applicable Purchase Period.



     Shares of the Company's Common Stock are offered for purchase through a series of successive or overlapping purchase periods (the "Purchase Periods"), each of a duration (not to exceed twenty-four months) to be determined by the Board. Each eligible employee who elects to participate in the Plan for a particular Purchase Period is granted a purchase right on the first day of that Purchase Period. The purchase right will entitle the participating employee to specify a level of payroll deduction (between 1% and 10% of compensation) to be in effect on each pay day during the Purchase Period, and the amount of these periodic deductions will be applied to the purchase of the shares of the Company's Common Stock on each purchase date.



     Outstanding purchase rights will be automatically exercised in (i) successive quarterly installments on the last day of each fiscal quarter, in the case of quarterly purchase dates, or (ii) successive semi-annual installments on the last day of each alternate fiscal quarter, in the case of semi-annual purchase dates. The purchase right will be exercised by applying the amount credited to the employee's account to the purchase of whole shares of the Company's Common Stock on each quarterly or semi-annual purchase date. The purchase price per share will be the lesser of (i) 85% of the fair market value per a share of the Company's Common Stock on the date the Purchase Period begins or (ii) 85% of the fair market value per a share of the Company's Common Stock on the date the purchase right is exercised. The fair market value per share of the Company's Common Stock on any relevant date under the Plan will be the mean of the highest bid and the lowest asked prices (or, if not available the closing selling price per share) on that date, as reported on the Nasdaq National Market, or the closing selling price on such date on such other exchange on which shares of the Company's Common Stock are traded.



     Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or any of its corporate affiliates (including stock which may be purchased under the Plan or pursuant to any other option),
(ii) no employee shall be granted an option which would permit the employee to buy pursuant to the Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year, and (iii) employees shall not be permitted in any Purchase Period to purchase more than 5,000 shares.



     A participant may decrease the rate of his or her payroll deduction for the remainder of a Purchase Period by filling out the appropriate form and delivering it to the Plan Administrator. The reduced rate will become effective as soon as practicable following the filing of such form. Each participant shall be permitted such a rate reduction only four times in each Purchase Period. The reduced rate shall continue in effect for the entire Purchase Period and for each subsequent Purchase Period, unless the participant designates a different rate (up to the 10% maximum) by filing the appropriate form with the Plan Administrator. The new rate will become effective for the first Purchase Period commencing after the filing of such form.



     A participant's interest in a given Purchase Period may be terminated in whole, but not in part, by signing and delivering to the Plan Administrator the prescribed notification form for withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable Purchase Period. Any withdrawal by the participant of accumulated payroll deductions for a given Purchase Period automatically terminates the participant's interest in that Purchase Period. The failure to remain in the continuous employ of the Company (or a corporate affiliate) for more than 20 hours per week and more than five months in a calendar year during a Purchase Period will be deemed to be a withdrawal from that Purchase Period.



     No rights or accumulated payroll deductions of a participant under the Plan may be pledged, assigned or transferred for any reasons and any such attempt may be treated by the Company as an election to withdraw from the Plan.



     The Plan may be amended at any time by the Company's Board, although certain amendments would require Stockholder approval. The Plan will terminate on the earlier of August 1, 2008 or on the date on which all shares available under the Plan have been sold, unless earlier terminated by the Company's Board.



CERTAIN FEDERAL TAX CONSEQUENCES



     The following discussion summarizes certain tax considerations for participants in the Plan and certain tax effects to the Company. State and local tax consequences may differ.



     Amounts deducted from a participant's pay under the Plan are part of the employee's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant will not recognize any additional income at the time the participant elects to participate in the Plan, or purchases shares of the Company's Common Stock under the Plan.



     If a participant disposes of his or her shares of Common Stock purchased pursuant to the Plan within two (2) years after the first day of the Purchase Period or within one (1) year of the purchase of shares of the Company's Common Stock (the "Minimum Holding Period"), the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the shares of Common Stock in an amount equal to the excess of the fair market value of shares of the Common Stock on the day the shares of Common Stock were purchased over the purchase price the participant paid for the shares of Common Stock. This amount may be subject to withholding for taxes. In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the shares of Common Stock and the participant's basis in the stock (that is, the purchase price plus the amount taxed as compensation income).



     If a participant disposes of his or her shares of Common Stock purchased pursuant to the Plan at any time after the Minimum Holding period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of his or her shares of Common Stock at the time of such disposition over the amount paid for his or her shares of Common Stock, or (b) 15% of the fair market value of his or her shares of Common Stock on the first day of the Purchase Period. In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of his or her shares of Common Stock and the participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).



     Although the amount deducted from a participant's pay under the Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of a participant's purchase of shares of Common Stock under the Plan. However, if a participant disposes of his or her shares of Common Stock purchased pursuant to the Plan within the Minimum Holding Period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the participant. If a participant disposes of shares of Common Stock purchased under the Plan after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to shares of the Company's Common Stock.



 THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1998
                          EMPLOYEE STOCK PURCHASE PLAN



                                   PROPOSAL 4


                      RATIFICATION OF INDEPENDENT AUDITORS


     Ernst & Young LLP has served as the Company's independent auditors since 1987 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending June 30, 2001.



     In the event the Stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Stockholders.


     A representative of Ernst & Young LLP, expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP, AS THE COMPANY'S INDEPENDENT
                   AUDITORS FOR THE YEAR ENDING JUNE 30, 2001

                             STOCKHOLDER PROPOSALS


     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2001 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting; provided however that in the event less than 40 days notice or prior public disclosure of the date of the meeting is made or given to the stockholders, notice by the stockholder to be on time must be received not later than the close of business on the tenth day following the day on which such notice of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.



     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than July 15, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and any persons who directly or indirectly hold more than ten percent of the Company's Common Stock ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange

Commission ("SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received or written representation from certain reporting persons for the 2000 fiscal year that no such forms were required, the Company believes that during fiscal 2000, all Reporting Persons complied with all applicable filing requirements on a timely basis.



                                 OTHER MATTERS


     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


                            FORM 10-K ANNUAL REPORT



     UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, JDS UNIPHASE CORPORATION, 210 BAYPOINTE PARKWAY, SAN JOSE, CALIFORNIA 95134. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE 2000 REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.


                                          By Order of the Board of Directors,

                                          /s/ ANTHONY R. MULLER
                                          Anthony R. Muller
                                          Secretary


October 31, 2000

San Jose, California

                                   APPENDIX A



                            AUDIT COMMITTEE CHARTER


                                 DECEMBER 1999



ORGANIZATION



     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be comprised of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members.



STATEMENT OF POLICY



     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.



RESPONSIBILITIES



     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.



     In carrying out these responsibilities, the audit committee will:



     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.



     - Review and concur with management's appointment, termination or replacement of the director of internal audit.



     - Meet with the independent auditors and financial management of the Company to review the Company's quarterly results and the associated press release.



     - Meet with the independent auditors and financial management of the Company to review the Company's annual financial statements prior to their submission to directors for review and signature.



     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.



     - Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.



     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

     - Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.



     - Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.



     - Receive from time-to-time a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.



     - Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.



     - Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.



     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.



     - Review accounting and financial human resources and succession planning within the Company.



     - Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).



     - Review the nature and scope of other professional services provided to the Company by the independent auditors and consider the relationship to the auditors' independence.



     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.



     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                            JDS UNIPHASE CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                           AS AMENDED OCTOBER 12, 2000


I. PURPOSE

        The JDS Uniphase Corporation 1998 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code").

II. DEFINITIONS

        For purposes of administration of the Plan, the following terms shall have the meanings indicated:

        Compensation means the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (ii) any amounts contributed by the Corporation or any Corporate Affiliate pursuant to a salary reduction agreement which are not includible in the gross income of the Participant by reason of Code Sections 402(e)(3) or 125, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall not include any contributions (other than those excludible from the Participant's gross income under Code Sections 402(e)(3) or 125) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

        Board means the Board of Directors of the Company.

        Company means JDS Uniphase Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of JDS Uniphase Corporation, which shall by appropriate action adopt the Plan.

        Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

        Effective Date means August 1, 1998. However, should any Corporate Affiliate become a Participating Company in the Plan after such applicable date, then such entity shall designate a separate Effective Date with respect to its employee-Participants.

        Employee means any person who is regularly engaged, for a period of more than 20 hours per week and more than 5 months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

        Quarter means any three-month period commencing August 1, November 1 February 1 or May 1, during each calendar year during the term of the Plan.

        Participant means any Employee of a Participating Company who is actively participating in the Plan.

        Participating Company means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board.

        Plan Administrator means either the Board or a Committee of the Board that is responsible for administration of the Plan.

        Stock means shares of the common stock of the Company.

III. ADMINISTRATION

        (a) The Plan shall be administered by the Plan Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Plan Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

        (b) No member of the Committee while serving as such shall be eligible to participate in the Plan.


IV. PURCHASE PERIODS

        (a) Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article X or Article XI.

        (b) The Plan shall be implemented in a series of overlapping purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. The initial purchase period will begin on the Effective Date and subsequent purchase periods will commence, at the Plan Administrator's discretion, either on the first day of each succeeding Quarter or of each alternate succeeding Quarter. Accordingly, either four (4) or two (2) separate purchase periods may commence in each subsequent calendar year during which the Plan remains in existence. The Plan Administrator shall have the authority to change the length of any purchase period by announcement at least thirty (30) days prior to the commencement of such purchase period and to determine whether subsequent purchase periods shall be consecutive or overlapping. A purchase period may be terminated by the Plan Administrator on any date of exercise if the Plan Administrator determines that the termination of the purchase period is in the best interests of the Company and its stockholders.

        (c) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised in (i) successive quarterly installments on the last day of each Quarter such purchase right remains outstanding, in the case of quarterly purchase periods, or (ii) successive semi-annual installments on the last day of each alternate Quarter such purchase right remains outstanding, in the case of semi-annual purchase periods.

        (d) An Employee may participate in only one purchase period at a time. Accordingly, an Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating and must also enroll in the new purchase period prior to the commencement date for that period.

        (e) The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

        (f) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's stockholders and
(ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

V. ELIGIBILITY AND PARTICIPATION

        (a) Every Employee of a Participating Company shall be eligible to participate in the Plan on the first day of the first purchase period following the Employee's commencement of service with the Company or any Corporate Affiliate, but in no event shall participation commence prior to the Effective Date.

        (b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) prior to the commencement date of the purchase period.

        (c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of Compensation paid to the Participant during the relevant purchase period, up to a maximum of 10%. The deduction rate so authorized shall continue in effect for the entire purchase period unless the Participant shall, prior to the end of the purchase period for which the purchase right is in effect, reduce the rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Each Participant shall be permitted such a rate reduction only four (4) times in each purchase period. The reduced rate shall continue in effect for the entire purchase period and for each subsequent purchase period, unless the Participant shall, prior to the commencement of any subsequent purchase period, designate a different rate (up to the 10% maximum) by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective for the first purchase period commencing after the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant's purchase right in accordance with Section VII(d) or (e) below.

VI. STOCK SUBJECT TO PLAN

        (a) The Stock purchasable by Participants under the Plan shall, solely in the Board's discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares of Stock which may be issued under the Plan shall not exceed 25,000,000 shares (subject to adjustment under Section VI(b)).

        (b) In the event any change is made to the Stock purchasable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares or other change affecting the outstanding common stock of the Company as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to the class and maximum number of shares purchasable under the Plan, the class and maximum number of shares purchasable per Participant under any purchase right outstanding at the time or purchasable per Participant over the term of the Plan, and the class and number of shares and the price per share of the Stock subject to outstanding purchase rights held by Participants under the Plan.

VII. PURCHASE RIGHTS

        An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock on the purchase dates designated by the Plan Administrator for such purchase period upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

        (a) Purchase Price. The purchase price per share shall be the lesser of
(i) 85% of the fair market value of a share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any date shall be the closing selling price per share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any exchange, the mean of the highest bid and the lowest asked prices (or, if such information is available, the closing price per share) of the Stock on such date, as reported on the NASDAQ system. If there are no sales of Stock on such day, then the closing selling price (or, to the extent applicable, the mean of the highest bid and lowest asked prices) for the Stock on the next preceding day for which there do exist such quotations shall be determinative of fair market value.

        (b) Number of Purchasable Shares. The number of shares purchasable by a Participant on any particular purchase date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the quarterly or semi-annual period beginning with the start of the purchase period or the most recent purchase date in the same purchase period (whichever is applicable), together with any amount carried over from the preceding purchase date in the same purchase period pursuant to the provisions of Section VII(f), by the purchase price in effect for such purchase date. However, the maximum number of shares purchasable by the Participant pursuant to any one outstanding purchase right shall not exceed 5,000 shares (subject to adjustment under Section VI(b)).

        Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Code), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

        (c) Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

        (d) Termination of Purchase Rights.

                (i) A Participant may, prior to any purchase date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). The Company will then refund the payroll deductions which the Participant made with respect to the terminated purchase right, and no further amounts will be collected from the Participant with respect to such terminated right.

                (ii) The termination shall be irrevocable with respect to the particular purchase period to which it pertains and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

        (e) Termination of Employment. If a Participant ceases Employee status during any purchase period, then the Participant's outstanding purchase right under the Plan shall immediately terminate and all sums previously collected from the Participant and not previously applied to the purchase of stock during such purchase period shall be promptly refunded. However, should the Participant die or become permanently disabled while in Employee status, then the Participant or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution (the "successor") will have the election, exercisable at any time prior to the purchase date for the quarterly or semi-annual period in which the Participant dies or becomes permanently disabled, to (i) withdraw all of the funds in the Participant's payroll account at the time of his/her cessation of Employees status or (ii) have such funds held for purchase of shares of Stock on the purchase date. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of Employee status.

        For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the employ of the Company or any other Participating Company under the Plan and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

        (f) Stock Purchase. Outstanding purchase rights shall be automatically exercised in a series of successive installments as provided in Section IV(c). The exercise shall be effected by applying the amount credited to the Participant's account on the last date of the Quarter, in the case of a purchase period in which purchases are effected quarterly, or the last date of the alternate Quarter, in the case of a purchase period in which purchases are effected semi-annually, to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase date. Any amount remaining in the Participant's account after such exercise shall be held for the purchase of Stock on the next quarterly or semi-annual purchase date within the purchase period; provided, however, that any amount not applied to the purchase of Stock at the end of a purchase period shall be refunded promptly after the close of the purchase period and any amount not applied to the purchase of stock by reason by the Section VII(b) limitations on the maximum number of purchasable shares shall be refunded promptly after the quarterly or semi-annual purchase date.

        (g) Proration of Purchase Rights. Should the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

        (h) Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant's behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

        A Participant shall be entitled to receive, as soon as practicable after the date of each purchase, stock certificates for the number of shares purchased on the Participant's behalf.

        (i) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and the purchase rights shall, during the lifetime of the Participant, be exercisable only by such Participant.

        (j) Merger or Liquidation of Company. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants pursuant to their payroll deductions in effect for such rights to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII(b).

VIII. ACCRUAL LIMITATIONS

        (a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

        (b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                (i) The right to acquire Stock under each such purchase right shall accrue in a series of successive quarterly or semi-annual installments as and when the purchase right first becomes exercisable for each installment as provided in Section IV(c).

                (ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to that purchase right or one or more other purchase rights which may have been held by the Participant during such calendar year.

                (iii) If by reason of the Section VIII(a) limitations, the Participant's outstanding purchase right does not accrue for a particular purchase date of any purchase period, then the payroll deductions which the Participant made during that quarterly or semi-annual period with respect to such purchase right shall be promptly refunded.

        (c) In the event there is any conflict between the provisions of this
Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX. STATUS OF PLAN UNDER FEDERAL TAX LAWS

        (a) The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. However, after the Effective Date, the Plan Administrator may, at its discretion, cease to administer the Plan as a qualified employee stock purchase plan under Code

Section 423. Accordingly, share purchases effected under the Plan at any time after the Plan ceases to be administered as a qualified employee stock purchase plan under Code Section 423 (whether pursuant to purchase rights granted before or after the Plan ceases to be qualified) shall result in taxable income to each Participant equal to the excess of (i) the fair market value of the purchased shares on the purchase date over (ii) the purchase price paid for such shares.

        (b) To the extent required by law, the Company's obligation to deliver shares to the Participant upon the exercise of any outstanding purchase right shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

X. AMENDMENT AND TERMINATION

        (a) The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall become effective prior to the exercise of outstanding purchase rights at the end of the quarterly or semi-annual period in which such action is authorized. To the extent necessary to comply with Code Section 423, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

        (b) The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate the Plan immediately following the end of a quarterly or semi-annual purchase date. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety, and no further purchase rights shall thereafter be granted, and no further payroll deductions shall thereafter be collected, under the Plan.

XI. GENERAL PROVISIONS

        (a) The Plan shall terminate upon the earlier of (i) August 1, 2008 or
(ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

        (b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

        (c) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

        (d) Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

                          [FORM OF FRONT OF PROXY CARD]



                            ELECTRONIC DISTRIBUTION

If you would like to receive future JDS Uniphase Corporation proxy statements and annual reports electronically, please visit http://www.investpower.com. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the company number and account number on top of the reverse side of this card.

                         ANNUAL MEETING OF STOCKHOLDERS

JDS Uniphase Corporation's Annual Meeting of Stockholders will be held at 10:00 a.m. on December 13, 2000, at the offices of the Company's subsidiary, E-TEK Dynamics, Inc., located at 1865 Lundy Avenue, San Jose, California. Please see your proxy statement for instructions should you wish to attend the meeting.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            JDS UNIPHASE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 13, 2000


The undersigned hereby appoints JOZEF STRAUS, Ph.D and ANTHONY R. MULLER, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side all of the shares of Common Stock of JDS Uniphase Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Standard Time, on December 13, 2000 at the offices of the Company's subsidiary, E-TEK Dynamics, Inc., located at 1865 Lundy Avenue, San Jose, California, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.


                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          [FORM OF BACK OF PROXY CARD]




                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                            JDS UNIPHASE CORPORATION


                               December 13, 2000



[X] Please mark your votes as indicated in this example.

1.  Election of Class II Directors



     FOR EACH         WITHHOLD AUTHORITY
      NOMINEE          FOR EACH NOMINEE

        [ ]                 [ ]

   Nominees:         Peter A. Guglielmi

                     Wilson Sibbett, Ph.D.

                     Robert E. Enos

        FOR, except vote withheld from the following nominee:


        -----------------------------------------------------

2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 3,000,000,000 shares to 6,000,000,000 shares.

           [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN


3. To approve an amendment to the Company's 1998 Employee Stock Purchase Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder from 20,000,000 shares to 25,000,000 shares.

           [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN

4. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending June 30, 2001.


           [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

SIGNATURE(S)                                    DATED:                    , 2000
            -----------------------------------       --------------------

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                            JDS UNIPHASE CORPORATION

CO. #______________________    DECEMBER 13, 2000        ACCT. # ________________

                           PROXY VOTING INSTRUCTIONS

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD. JDS UNIPHASE CORPORATION ENCOURAGES YOU TO USE EITHER OF THESE COST-EFFECTIVE AND CONVENIENT WAYS OF VOTING.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

PLEASE CALL TOLL-FREE 1-800-PROXIES (1-800-776-9437) AT ANY TIME AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET AT ANY TIME

PLEASE ACCESS THE WEB PAGE AT www.voteproxy.com AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

YOUR CONTROL NUMBER IS [            ]


               PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.


A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                             FOR EACH         WITHHOLD AUTHORITY
                                              NOMINEE          FOR EACH NOMINEE

1.  Election of Class II Directors              [ ]                 [ ]

FOR, EXCEPT VOTE WITHHELD FROM THE          NOMINEES:  Robert E. Enos
FOLLOWING NOMINEE:                                     Peter A. Guglielmi
                                                       Wilson Sibbett, Ph.D.

----------------------------


2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 3,000,000,000 shares to 6,000,000,000 shares.

           [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN

3. To approve an amendment to the Company's 1998 Employee Stock Purchase Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder from 20,000,000 shares to 25,000,000 shares.

           [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN


4. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending June 30, 2001.

           [ ] FOR               [ ]  AGAINST               [ ] ABSTAIN


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.


SIGNATURE____________________ SIGNATURE___________________  DATE__________, 2000

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH PERSON SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.